UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address Of Principal Executive Office and Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2004, Sterling Bancshares, Inc. (the “Company”) announced the hiring and appointment of Allen D. Brown as Regional CEO. A copy of the press release is included as Exhibit 99.1 to this report.

In connection with his employment, the Company, Sterling Bank and Mr. Brown entered into a Severance and Non-Competition Agreement (the “Agreement”) dated effective December 1, 2004. The Agreement provides for certain severance benefits and includes a grant of shares of the Company’s common stock. Additionally, the Agreement sets forth certain obligations to which Mr. Brown has agreed with regard to non-competition, non-solicitation, and maintaining confidential information.

Pursuant to the Agreement, Mr. Brown was granted 3,000 shares of the Company’s common stock. In addition, Mr. Brown will receive a $25,000 cash bonus payable in January 2005.

The Agreement provides for the following severance payments and benefits upon a termination of Mr. Brown’s employment under the circumstances described below:

•	two years’ base pay payable in equal installments in accordance with the Company’s regular pay period;

•	an annual bonus for two years in an amount equal to the highest annual bonus paid to Mr. Brown during the three years preceding termination or change of control (as defined in the Agreement);

•	continued eligibility for Company perquisites and welfare benefit plans, to the extent permitted, and in the event participation is not permitted, payment of the costs of such welfare benefits;

•	to the extent permitted by law or the applicable plan, accelerated vesting under all benefit plans, options or other similar awards.

To become eligible for such severance benefits, either:

•	Mr. Brown’s employment with the Company must be terminated by the Company prior to any change of control for any reason other than cause, disability (as such terms are defined in the Agreement) or death; or

•	following a change of control, Mr. Brown’s employment with the Company (or its successor) is terminated within two years of the change of control either by the Company (or its successor) for any reason other than cause, disability or death or by Mr. Brown for good reason (as defined in the Agreement).

Under the terms of the Agreement, Mr. Brown has agreed to the following:

•	to not compete, either as an owner, employee or agent of a financial institution, with the Company or any subsidiary within Harris County, Texas or any contiguous county or otherwise request or induce any customer, depositor or borrower to terminate its business relationship with the Company or any subsidiary during the period of his employment and until the first anniversary of his termination of employment;

•	to not solicit the employment of any officers or employees of the Company or its subsidiaries during the period of his employment and until the first anniversary of his termination of employment; and

•	to not disclose, or otherwise use for his benefit or the benefit of any person other than the Company and its subsidiaries, any confidential information (as defined in the Agreement) of the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Severance and Non-Compete Agreement dated effective December 1, 2004 by and among Sterling Bancshares, Inc., Sterling Bank and Allen D. Brown.

99.1	Press Release dated December 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2004	STERLING BANCSHARES, INC.

	By:	/s/ Stephen C. Raffaele
	Name:	Stephen C. Raffaele
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Severance and Non-Compete Agreement dated effective December 1, 2004 by and among Sterling Bancshares, Inc., Sterling Bank and Allen D. Brown.

99.1	Press Release dated December 1, 2004.